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                                                                   EXHIBIT 10.48

                                    FORM OF
                            INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of this ___ day of May, 2000 between Able Telcom Holding Corp., a Florida corporation (the "Company"), and _________________________(the "Indemnitee").

WHEREAS, it is essential and in the best interests of the Company to retain and attract the most capable persons available as directors and officers of the Company or any entity on which the officers or directors indemnified herein serve at the request of the Company;

WHEREAS, Indemnitee is serving as an officer or director of the Company, or as an officer or director of any entity at the request of the Company;

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies; and

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability; in order to enhance Indemnitee's continued service to the Company or other corporation in an effective manner; to provide Indemnitee with specific contractual assurance that indemnification protection will be provided; and in order to induce Indemnitee to continue to provide services to the Company or any entity at the request of the Company as an officer or director thereof the Company wishes to provide in this Agreement for the indemnification and advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and of the Indemnitee continuing to serve the Company or any entity at the request of the Company, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       Definitions.

                  (a) "Claim" means any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any inquiry, hearing or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of an action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or otherwise; provided, however, that the term "Claim" shall not include any threatened, pending or completed action, suit, proceeding, alternate dispute, resolution mechanism, investigation, inquiry or administrative proceeding to the extent such proceeding involves an event or occurrence that is not indemnifiable by the Company under applicable law.

                  (b) "Expenses" include attorneys' fees (through all appeals) and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever reasonably and actually incurred in connection with investigating, defending, being a witness or participating in as a party (including on appeal), or preparing to defend, any Claim relating to any Indemnifiable Event.

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                  (c)      "Indemnifiable Event" means any event, occurrence or
omission related to the fact that Indemnitee is or was a director or senior officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise; provided, however, that an Indemnifiable Event shall not include any event or occurrence that is not indemnifiable by the Company under applicable law.

                  (d) "Reviewing party" means (i) a majority of a quorum of members of the Company's Board of Directors, consisting of members who are not parties to the particular Claim for which Indemnitee is seeking indemnification, or if such quorum is not obtainable, or even if obtainable, by a majority of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors who, at the time, are not parties to the particular Claim for which Indemnitee is seeking indemnification; (ii) Independent Legal Counsel, if appointed by a quorum of disinterested directors, the committee referred to in
Section 1 (d)(i) above or a majority of the full Board of Directors (in which directors who are parties may participate); or (iii) a majority of a quorum of shareholders who were not a party to the particular Claim for which the Indemnitee seeks indemnification, or if no such quorum is available, by a majority of shareholders who were not a party to such Claim.

                  (e) "Independent Legal Counsel" means an attorney, selected by the Board of Directors of the Company. Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

         2.       Basic Indemnification Arrangement

                  (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than thirty (30) days after written demand is presented to the Company by Indemnitee, against any and all Expenses, judgments, fines, penalties, or other amounts adjudicated against Indemnitee, and amounts actually and reasonably incurred in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

                  (b) Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel is involved) that Indemnitee would not be permitted to be indemnified under this Agreement or applicable law.


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                  (c)      To the extent that Indemnitee has been successful on
the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  (d) Notwithstanding the foregoing, no indemnification or Expense Advance (under Section 4 (c)) shall be provided hereunder if (i) Indemnitee institutes or initiates an action, proceeding or claim against the Company (except for an action to enforce or interpret this Agreement, which is provided for in Section 4(d) below); (ii) a court determines that, with respect to an action or claim instituted by the Indemnitee to enforce or interpret this Agreement, the action or claim was not in good faith or was frivolous; (iii) the Claim is for an amount paid in a settlement without the Company's consent; (iv) such payment would be prohibited by applicable law; or (v) a judgment or other final adjudication establishes that Indemnitee's actions or omissions to act were material to the cause of action so adjudicated and constitute (A) a violation of the criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful and had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the Indemnitee derived an improper personal benefit; (C) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act is applicable; or (D) fraudulent, dishonest or willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         3.       Partial Indemnity

If Indemnitee is entitled under any provision of this Agreement, or is determined by a court of competent jurisdiction to be entitled to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement or appeal of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         4.       Indemnification Procedures

                  (a) In the event any Claim should be asserted against the Indemnitee the Indemnitee shall notify the Company to that effect within five
(5) days of the date Indemnitee receives formal notice of such Claim. At such time, the Company shall have the right, but not the obligation, to assume control of the defense of such Claim through its own attorney(s) at its own expense or pursuant to directors and officers liability insurance which may be in effect, and in connection therewith, Indemnitee shall cooperate fully to make available to the Company all pertinent information under the control of the Indemnitee which relates to such Claim; provided, however, that the attorney(s) appointed by the Company is reasonably acceptable to Indemnitee. After approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any attorneys' fees subsequently incurred by Indemnitee with respect to the same proceeding; provided, however, that if Indemnitee shall have reasonably concluded that there is a conflict of interest between the


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Company and Indemnitee in the conduct of any such defense, the Company, at its expense will provide Indemnitee with counsel reasonably acceptable to Indemnitee to defend the Claim.

                  (b) If, within ten (10) days of notice to the Company by Indemnitee of the assertion of a Claim against Indemnitee, the Company does not notify Indemnitee in writing that it shall assume control of the defense of the Claim, Indemnitee shall have the right to appoint his or her own counsel, and seek indemnification under this Agreement.

                  (c) Expense Advance. Subject to the Company assuming control of the defense of a claim and subject to sub-section (d) below, the cost and Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in investigating, defending or appealing any Claim, or in enforcing Indemnitee's right under any provisions of this Agreement, covered by Section 2 above shall be paid by the Company within ten (10) business days of Indemnitee's written request therefor even if there has been no final disposition of such Claim, provided that such costs and Expenses reasonably are expected to be incurred within thirty days of Indemnitee's request. Indemnitee's written request shall state the amount requested and shall be accompanied by copies of the invoices or other relevant documentation.

                  (d) Obligation to Repay Advances. The obligation of the Company to make an Expense Advance pursuant to Section 4(c) shall be subject to the condition that, if, when and to the extent that the Reviewing party determines that Indemnitee would not be permitted to be so indemnified under this Agreement or applicable law, Indemnitee agrees to reimburse the Company for all such amounts and Expenses theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has been no determination by the Reviewing party within ten (10) days of being notified of a Claim, or if the Reviewing party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under this Agreement or applicable law, Indemnitee shall have the right, at Indemnitee's expense, to commence litigation in any court referenced in paragraph 16 of this Agreement seeking an initial determination by the court regarding indemnification or challenging any such determination by the Reviewing party or any aspect thereof. If successful in an enforcement action, the Indemnitee shall be entitled to be paid the Expenses, including but not limited to, reasonable attorneys' fees, of prosecuting such claim.

         5.       Settlements without Consent

The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent. The Company shall not settle any proceeding for which the Company has assumed the defense in any manner that would impose any penalty on Indemnitee without Indemnitee's written consent. Neither the


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Company nor Indemnitee will unreasonably withhold their respective consent to any proposed settlement.

         6.       No Presumption

For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct, that Indemnitee had a particular belief or that a court has determined that indemnification is not permitted by applicable law.

         7.       Non-Exclusivity

The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles of Incorporation or Bylaws of the Company or a subsidiary of the Company or the Florida Business Corporation Act or otherwise. To the extent that a change in the Florida Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles of Incorporation and Bylaws of the Company, a subsidiary of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The rights of Indemnitee hereunder shall continue to exist if the provisions of the Bylaws of the Company with respect to indemnification should be rescinded or restrictively modified.

         8.       No Construction as Employment Agreement

Nothing contained herein shall be construed as giving or limiting any right of Indemnitee to be retained in the employ of the Company or any of its subsidiaries.

         9.       Amendments

The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         10.      Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         11.      No Duplication of Payments

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Articles of Incorporation or Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.


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         12.      Binding Effect

All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other company at the direction of the Company, and regardless of the termination, for any or no reason, of any employment agreement or employment relationship with the Company, so long as Indemnitee shall be subject to any possible Claim by reason of the fact that Indemnitee was an officer or director of the Company (or was serving in such other capacities at the Company's request).

         13.      Severability

If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         14.      Notice

All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt (except that if delivery of certified mail is refused, delivery shall be deemed made five (5) days after the date of mailing), and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested:

                  If to the Company, addressed to:
                  Able Telcom Holding Corp.
                  1000 Holcomb Woods Parkway, Suite 440
                  Roswell, GA 30076
                  Attn: President


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                  If to Indemnitee addresses to:
                  Edward Z. Pollock
                  12468 Crystal Pointe Drive
                  Boynton Beach, FL 33437

or such other address as the party to receive the notice shall advise by due notice hereunder.

         15.      Governing Law

This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         16.      Jurisdiction and Venue

The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Atlanta, Georgia. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Georgia in Fulton County or the United States District Court, having jurisdiction in Atlanta, Georgia. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         17.      Third Parties

Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         18.      Recitals

The recitals herein are true and correct and constitute a part hereof.

         19.      Entire Agreement

This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.


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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement as of the date first written above.



                                    ABLE TELCOM HOLDING CORP.





                                         By:
                                            ------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------







                                    INDEMNITEE







                                    -----------------------------
                                    Edward Z. Pollock


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